SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 23, 2007

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)	Departure of Director or Officer due to disagreement with Registrant.

Not Applicable.

(b)	Departure of Director or Officer in the absence of disagreement with Registrant.

On March 23, 2007, the Registrant received notice from Director Joseph Slay that Mr. Slay was resigning his seat on the Registrant’s Board of Directors, effective immediately. Mr. Slay’s resignation was for personal reasons and was not related to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

On March 23, 2007, the Registrant received notice from Director Thomas Reynolds, Executive Vice President, Science and Technology, that Mr. Reynolds will not stand for re-election to the Registrant’s Board of Directors. Mr. Reynolds will continue to serve as the Registrant’s Secretary. Mr. Reynold’s decision not to stand for re-election was for personal reasons and was not related to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

(c)	Appointment of new Officer.

Not Applicable.

(d)	Appointment of new Director except by vote of shareholders.

(1) On March 29, 2007, the Registrant announced the appointment of Mr. Dan Hayden, Senior Vice President and General Manager of Genzyme Pharmaceuticals, to the Registrant’s Board of Directors. Mr. Hayden will serve as an independent director for the Registrant.

(2) Not Applicable.

(3) Mr. Hayden will serve on the Compensation Committee and the Nominating Committee.

(4) Not Applicable.

(5) Not Applicable.

(e)	Material compensatory arrangements.

Not applicable.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 23, 2007, the Board of Directors of the Registrant adopted the Registrant’s Third Amended and Restated Bylaws (the “Amendment”). The Amendment is filed as Exhibit 3.2 to this Current Report on Form 8-K. The Amendment changes the following provisions of the Second Amended and Restated Bylaws of the Registrant (the “Original”):

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Article I, Section 8 was amended to provide that a shareholder that desires to (a) nominate an individual for election as a director of the Registrant or (b) propose business before the Registrant’s annual meeting of shareholders must generally do so at least 120 days prior to the first anniversary of the date on which the Registrant mailed its proxy materials for the preceding year’s annual meeting of shareholders. In the Original, Section 8 required shareholders to provide business proposals to the Registrant at least 90 days prior to the annual meeting. The Amendment eliminated Article III, Section 5. In addition, in the Original, Section 5 required shareholders that desired to nominate an individual for election as a director of the Registrant to provide the Registrant at least 90 days’ notice prior to the annual meeting.

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Article II, Section 2 was altered to eliminate the distinction between employee-directors and non-employee directors. The Original provided that a vacancy in a Board position previously held by non-employee director could be filled by the other non-employee directors. Similarly, a vacancy in a Board position held by an employee-director could be filled by the other employee-directors. Pursuant to the Amendment, all vacancies will be filled by the full Board of Directors, subject to shareholder approval.

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Article II, Section 4 was altered to eliminate a mandated Board compensation structure. As amended, the Board shall determine appropriate compensation for services rendered by its members in line with its fiduciary duty to the Registrant’s shareholders.

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Article III, Section 1, Section 2 and Section 3 were amended to emphasize that the Registrant’s Compensation Committee, Audit Committee and Nominating Committee are to be comprised solely of at least three independent directors.

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Article IV was amended to specifically permit the Registrant to employ a Chief Executive Officer and a Chief Financial Officer. Various provisions now reflect that most executives shall report to the Chief Executive Officer.

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Article VI, Section 9 was eliminated in its entirety. Section 9 previously required the approval of non-employee directors for certain below fair market value securities issuances. The Registrant will now make no distinction between directors who may or may not be employees of the Registrant. The full Board of Directors will approve all corporate matters in line with its fiduciary duty to the Registrant’s shareholders.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

3.2	Third Amended and Restated Bylaws of Commonwealth Biotechnologies, Inc.

99.1	Press release, dated March 29, 2007, announcing board and management changes at Commonwealth Biotechnologies, Inc.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.
Chairman & COO

Dated: March 29, 2007

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EXHIBIT INDEX

Number	Description of Exhibit
3.2	Third Amended and Restated Bylaws of Commonwealth Biotechnologies, Inc.
99.1	Press release, dated March 29, 2007, announcing board and management changes at Commonwealth Biotechnologies, Inc.

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